Exhibit 99.1

Press Release

INTERNATIONAL SEAWAYS, INC. ANNOUNCES SUCCESSFUL

PLACEMENT OF 5-YEAR SENIOR UNSECURED BONDS

New York, NY – September 9, 2025 – International Seaways, Inc. (NYSE: INSW), announces today that it has successfully placed $250 million of new senior unsecured bonds in the Nordic bond market. The new bonds are due to mature in September 2030 and will pay a fixed coupon of 7.125% per annum, payable semi-annually in arrears. An application will be made for the bonds to be listed on the Oslo Stock Exchange.

The net proceeds from the bond issue are intended to be used for the refinancing of the Ocean Yield sale-and-leaseback agreement and for general corporate purposes.

DNB Carnegie, Nordea Bank Abp, filial i Norge, Arctic Securities AS and Skandinaviska Enskilda Banken AB (publ) Oslofilialen ("SEB") acted as Joint Bookrunners and Credit Agricole Corporate and Investment Bank, Clarksons Securities AS and Fearnleys Securities AS acted as passive Joint Lead Managers in the bond issue.

The senior unsecured bonds are being sold in the United States or its territories only to persons reasonably believed to be qualified institutional buyers as defined under Rule 144A under the Securities Act of 1933, as amended (the “U.S. Securities Act”). The bonds have not been registered under the U.S. Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of International Seaways, Inc., nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

ABOUT INTERNATIONAL SEAWAYS, INC.

International Seaways, Inc. (NYSE: INSW) is one of the largest tanker companies worldwide providing energy transportation services for crude oil and petroleum products in International Flag markets. International Seaways owns and operates a fleet of 77 vessels on a fully delivered basis, including 12 VLCCs, 13 Suezmaxes, five Aframaxes/LR2s, 11 LR1s (including six newbuildings), and 36 MR tankers. International Seaways has an experienced team committed to the very best operating practices and the highest levels of customer service and operational efficiency. International Seaways is headquartered in New York City, NY. Additional information is available at https://www.intlseas.com.

Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the U.S. Securities and Exchange Commission (the “SEC”), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to plans to issue dividends, the Company’s prospects, including statements regarding vessel acquisitions and disposals, expected synergies, trends in the tanker markets, and possibilities of strategic alliances and investments. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for 2024 for the Company, the Form 10-Q for the first quarter and second quarters of 2025, and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:

Tom Trovato, International Seaways, Inc.

(212) 578-1602

ttrovato@intlseas.com